Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 19, 2021, with respect to the consolidated financial statements of Destination XL Group, Inc., incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

November 19, 2021